Exhibit 4.1

14% SENIOR SECURED NOTE DUE APRIL 30, 2013

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND, IF REQUESTED BY THE COMPANY, THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

Due April 30, 2013

Purchaser: George T. Gamble 1991 Trust
Initial Principal Amount: $3,298,209.84	March 30, 2012

For value received, the undersigned (the “Company”) hereby promises to pay to the order of the Purchaser set forth above (the “Purchaser”), or its successors and permitted assigns, the Initial Principal Amount set forth above or, if less, the aggregate unpaid principal amount of this 14% Senior Secured Note (this “Note”), payable at such times, and in such amounts, as are specified in the Purchase Agreement (as defined below).

The Company promises to pay interest on the unpaid principal amount of this Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Senior Secured Note and Warrant Purchase Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time the “Purchase Agreement”), between the Company and the Purchaser.

Both principal and interest are payable in the lawful money of the United States of America to the Purchaser in the manner set forth in the Purchase Agreement.

This Note is the 14% Senior Secured Note referred to in, and is entitled to the benefits of, the Purchase Agreement.  Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Purchase Agreement.

The Purchase Agreement, among other things, contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening and the continuance of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Initials:

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Note – Page 1

This Note may not be assigned or transferred except in accordance with the terms and conditions of the Purchase Agreement.

The indebtedness evidenced by this Note is in renewal, extension and rearrangement, but not in extinguishment or novation, of the indebtedness evidenced by that certain (i) Promissory Note dated August 29, 2011 in the original principal amount of $150,000.00 executed by the Company payable to the order of G. Thomas Gamble and assigned to the Purchaser, (ii) Promissory Note dated October 13, 2011 in the original principal amount of $1,000,000.00 executed by the Company payable to the order of G. Thomas Gamble and assigned to the Purchaser, and (iii) Promissory Note dated November 10, 2011 in the original principal amount of $2,000,000.00 executed by the Company payable to the order of the Purchaser, all of which Promissory Notes dated August 29, 2011, October 13, 2011, and November 10, 2011, respectively, are being returned to Company marked “paid by renewal” concurrent with the delivery by Company to Purchaser of this Note.

DEMAND, DILIGENCE, PRESENTMENT, PROTEST AND NOTICE OF NON-PAYMENT AND PROTEST ARE HEREBY WAIVED BY THE COMPANY.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signature on following page]

Initials:

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Note – Page 2

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its respective duly authorized officer as of the day and year and at the place set forth above.

TRI-VALLEY CORPORATION, a Delaware corporation

By:	/s/ Maston N. Cunningham
Maston N. Cunningham, Chief Executive Officer

Note – Signature Page